Exhibit 99.1

April 29, 2019	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123
ONE Gas Announces First-quarter 2019 Financial Results

Declares Second-quarter Dividend;
Affirms 2019 Financial Guidance

TULSA, Okla. - April 29, 2019 - ONE Gas, Inc. (NYSE: OGS) today announced its first-quarter 2019 financial results; declared its quarterly dividend; and affirmed its 2019 financial guidance.

Highlights include:

•	First-quarter 2019 net income was $93.7 million, or $1.76 per diluted share, compared with $90.8 million, or $1.72 per diluted share, in the first quarter 2018;

•	Actual heating degree days across the company's service areas were 5,831 in the first quarter 2019, 10% colder than normal and 11% colder than the same period last year; and

•
The board of directors declared a quarterly dividend of $0.50 per share, or $2.00 per share on an annualized basis, payable May 31, 2019, to shareholders of record at the close of business on May 15, 2019.

"Our first-quarter results were supported by new rates, colder weather and customer growth," said Pierce H. Norton II, president and chief executive officer. "We continue to focus on successful execution of our capital plan, which includes significant investments in safety and reliability, and on efficient operations."

FIRST-QUARTER 2019 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $127.6 million in the first quarter 2019, compared with $130.3 million in the first quarter 2018.

Net margin, which is comprised of total revenues less cost of natural gas, increased by $7.9 million compared with first quarter 2018, which primarily reflects:

•	A $3.9 million increase from new rates primarily in Kansas;

•	A $3.3 million increase due to higher sales volumes, net of weather normalization, in Texas and Kansas; and

•	A $1.4 million increase attributed to net residential customer growth in Oklahoma and Texas; offset by

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

•	A $0.9 million decrease due to a compressed natural gas excise tax credit that was enacted in February 2018.

First-quarter 2019 operating costs were $124.5 million, compared with $118.8 million in the first quarter 2018, which primarily reflects:

•	A $4.3 million increase in employee-related expenses; and

•	A $1.6 million increase in legal-related expenses.

First-quarter 2019 depreciation and amortization expense was $43.8 million, compared with $38.9 million in the first quarter 2018, due primarily to an increase in depreciation expense from capital investments placed in service, higher depreciation rates in Kansas and an increase in the amortization of the ad-valorem surcharge rider in Kansas.

First-quarter 2019 other income, net, increased $2.6 million compared with the same period last year, due primarily to change in earnings on investments associated with nonqualified employee benefit plans, which offset the increase in costs for the plans included in operating costs.

Interest expense increased $3.4 million compared with the same period last year, resulting primarily from the refinancing of the company's $300 million Senior Notes, at a 2.07% interest rate, due February 2019 with $400 million Senior Notes, at a 4.50% interest rate, due November 2048.

First-quarter 2019 income tax expense was $18.6 million, compared with $24.9 million in the first quarter 2018, due primarily to the amortization of the excess accumulated deferred income taxes credited to customers, which is offset in revenues.

Capital expenditures were $83.3 million for the first quarter 2019, compared with $86.6 million in the first quarter 2018, due primarily to the timing of cash expenditures for system integrity and extending service to new areas.

The company ended the first quarter 2019 with $19.6 million of cash and cash equivalents, $295.5 million of commercial paper outstanding and $698.8 of remaining credit available under its $700 million credit facility. The total debt-to-capitalization ratio at March 31, 2019, was 43%, and the ratio of long-term debt-to-capitalization was 38%.

Key Statistics: More detailed information is listed on page 12 in the tables.

•	Actual heating degree days across the company’s service areas were 5,831 in the first quarter 2019, 10% colder than normal and 11% colder than the same period last year;

•	Actual heating degree days in the Oklahoma service area were 2,077 in the first quarter 2019, 17% colder than normal and 11% colder than the same period last year;

•	Actual heating degree days in the Kansas service area were 2,751 in the first quarter 2019, 9% colder than normal and 11% colder than the same period last year;

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

•	Actual heating degree days in the Texas service area were 1,003 in the first quarter 2019, relatively normal and 11% colder than the same period last year;

•	Residential natural gas sales volumes were 65.7 billion cubic feet (Bcf) in the first quarter 2019, up 8% compared with the same period last year;

•	Total natural gas sales volumes were 86.1 Bcf in the first quarter 2019, up 8% compared with the same period last year;

•	Natural gas transportation volumes were 65.6 Bcf in the first quarter 2019, up 1% compared with the same period last year; and

•	Total natural gas volumes delivered were 151.7 Bcf in the first quarter 2019, up 5% compared with the same period last year.

> View earnings tables

REGULATORY UPDATE

Oklahoma

In March 2019, Oklahoma Natural Gas filed its third annual Performance-Based Rate Change (PBRC) application following the general rate case that was approved in January 2016. The filing was based on a calendar test year of 2018 and includes two proposed customer credits. Oklahoma Natural Gas has proposed a PBRC credit of $15.4 million to be spread over a 12-month period and a credit of $12.7 million associated with excess accumulated deferred income taxes (ADIT).

As required, PBRC filings are made annually on or before March 15, until the next general rate case, which is required to be filed on or before June 30, 2021, based on a calendar 2020 test year.

Kansas

In February 2019, the Kansas Corporation Commission (KCC) issued an order that included a net base rate increase of $18.6 million. Kansas Gas Service was already recovering $2.9 million from customers through the GSRS, therefore, this order represents a total base rate increase of $21.5 million. The increase in base rates reflects an amortization credit for the refund of excess ADIT over a period in compliance with the tax normalization rules for the portions stipulated by the Internal Revenue Code of 1986, as amended, and five years for all other components of excess ADIT. In a separate order issued in February 2019, the KCC required Kansas Gas Service to refund the tax reform liability for the portion of its revenue representing the decrease in the federal corporate income tax rate in 2018 through the date new rates went into effect in February 2019. A refund of $16.6 million will be issued through a bill credit in the second quarter 2019.

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

Texas

West Texas Service Area

In March 2019, Texas Gas Service made Gas Reliability Infrastructure Program (GRIP) filings for all customers in the West Texas service area requesting an increase of $4.1 million to be effective in July 2019.

Central Texas Service Area

In March 2019, Texas Gas Service made GRIP filings for all customers in the Central Texas service area requesting an increase of $5.5 million to be effective in July 2019.

2019 FINANCIAL GUIDANCE

ONE Gas affirmed its 2019 financial guidance, with net income expected to be in the range of $174 million to $190 million, or approximately $3.27 to $3.57 per diluted share.

Capital expenditures, including asset removal costs, are expected to be $450 million in 2019, with approximately 70% of these expenditures targeted for system integrity and replacement projects.

Rate base in 2019 is expected to average $3.6 billion, with 42% in Oklahoma, 29% in Kansas and 29% in Texas. ONE Gas expects to achieve an 8.3% return on equity in 2019, which is calculated consistent with utility ratemaking in each jurisdiction.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Tuesday, April 30, 2019, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 800-458-4121, pass code 7833051, or log on to www.onegas.com.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 7833051.

LINK TO EARNINGS TABLES

http://www.onegas.com/~/media/OGS/Earnings/2019/Q1_2019_OGS_9173ScSSthZwd0P9.pdf

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

NON-GAAP INFORMATION

ONE Gas has disclosed net margin in this news release, which is considered a non-GAAP financial metric used to measure the company's financial performance. Net margin is comprised of total revenues less cost of natural gas. Cost of natural gas includes commodity purchases, fuel, storage, transportation and other gas purchase costs recovered through our cost of natural gas regulatory mechanisms, and does not include an allocation of general operating costs or depreciation and amortization. In addition, these regulatory mechanisms provide a method of recovering natural gas costs on an ongoing basis without a profit. Therefore, although our revenues will fluctuate with the cost of natural gas that we pass through to our customers, net margin is not affected by fluctuations in the cost of natural gas. Accordingly, we routinely use net margin in the analysis of our financial performance. We believe that net margin provides investors a more relevant and useful measure to analyze our financial performance as a 100% regulated natural gas utility than total revenues because the change in the cost of natural gas from period to period does not impact our operating income. A reconciliation of net margin to the most directly comparable GAAP measure is included as a table at the end of the earnings tables accompanying this release.

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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•	conservation and energy storage efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•
our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•
the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility and counterparty creditworthiness;

•	our ability to generate sufficient cash flows to meet all our liquidity needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism and war;

•	cyber attacks or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or company information;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries and the requirements of our regulators as a result of the Tax Cuts and Jobs Act of 2017;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	discovery of material weaknesses in our internal controls;

•	our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors;

•	declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement with ONEOK, Inc.; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(Unaudited)	2019	2018
	(Thousands of dollars, except per share amounts)

Total revenues	$661,000	$638,464

Cost of natural gas	365,076	350,419

Operating expenses
Operations and maintenance	108,275	102,665
Depreciation and amortization	43,846	38,890
General taxes	16,184	16,200
Total operating expenses	168,305	157,755
Operating income	127,619	130,290
Other income (expense), net	429	(2,164)
Interest expense, net	(15,786)	(12,352)
Income before income taxes	112,262	115,774
Income taxes	(18,602)	(24,939)
Net income	$93,660	$90,835

Earnings per share
Basic	$1.77	$1.73
Diluted	$1.76	$1.72

Average shares (thousands)
Basic	52,825	52,604
Diluted	53,206	52,897
Dividends declared per share of stock	$0.50	$0.46

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2019	2018
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$6,148,394	$6,073,143
Accumulated depreciation and amortization	1,816,480	1,789,431
Net property, plant and equipment	4,331,914	4,283,712
Current assets
Cash and cash equivalents	19,628	21,323
Accounts receivable, net	338,082	295,421
Materials and supplies	46,895	44,333
Natural gas in storage	51,475	107,295
Regulatory assets	38,760	54,420
Other current assets	21,430	20,495
Total current assets	516,270	543,287
Goodwill and other assets
Regulatory assets	429,518	437,479
Goodwill	157,953	157,953
Other assets	88,637	46,211
Total goodwill and other assets	676,108	641,643
Total assets	$5,524,292	$5,468,642

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2019	2018
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 52,686,634 shares at March 31, 2019; issued 52,598,005 and outstanding 52,564,902 shares at December 31, 2018	$527	$526
Paid-in capital	1,720,220	1,727,492
Retained earnings	389,177	320,869
Accumulated other comprehensive loss	(5,144)	(4,086)
Treasury stock, at cost: 33,103 shares at December 31, 2018	—	(2,145)
Total equity	2,104,780	2,042,656
Long-term debt, excluding current maturities, and net of issuance costs of $11,368 and $11,457, respectively	1,285,587	1,285,483
Total equity and long-term debt	3,390,367	3,328,139
Current liabilities
Notes payable	295,500	299,500
Accounts payable	119,629	174,510
Accrued taxes other than income	51,903	47,640
Regulatory liabilities	54,791	48,394
Customer deposits	62,401	61,183
Other current liabilities	73,967	67,664
Total current liabilities	658,191	698,891
Deferred credits and other liabilities
Deferred income taxes	666,438	652,426
Regulatory liabilities	511,743	520,866
Employee benefit obligations	173,296	178,720
Other deferred credits	124,257	89,600
Total deferred credits and other liabilities	1,475,734	1,441,612
Commitments and contingencies
Total liabilities and equity	$5,524,292	$5,468,642

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2019	2018
	(Thousands of dollars)
Operating activities
Net income	$93,660	$90,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,846	38,890
Deferred income taxes	4,828	24,077
Share-based compensation expense	1,954	1,945
Provision for doubtful accounts	2,263	2,722
Changes in assets and liabilities:
Accounts receivable	(44,924)	(7,447)
Materials and supplies	(2,562)	4,610
Natural gas in storage	55,820	79,598
Asset removal costs	(11,169)	(7,436)
Accounts payable	(53,172)	(56,409)
Accrued taxes other than income	4,263	6,147
Customer deposits	1,218	1,050
Regulatory assets and liabilities	29,090	83,724
Other assets and liabilities	(2,824)	(39,022)
Cash provided by operating activities	122,291	223,284
Investing activities
Capital expenditures	(83,303)	(86,599)
Other	(3,040)	—
Cash used in investing activities	(86,343)	(86,599)
Financing activities
Repayments of notes payable, net	(4,000)	(74,608)
Dividends paid	(26,343)	(24,137)
Tax withholdings related to net share settlements of stock compensation	(7,300)	(7,817)
Cash used in financing activities	(37,643)	(106,562)
Change in cash and cash equivalents	(1,695)	30,123
Cash and cash equivalents at beginning of period	21,323	14,413
Cash and cash equivalents at end of period	$19,628	$44,536

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2019	2018

Financial (in millions)
Net margin	$295.9	$288.0
Operating costs	$124.5	$118.8
Depreciation and amortization	$43.8	$38.9
Operating income	$127.6	$130.3
Capital expenditures	$83.3	$86.6
Asset removal costs	$11.1	$7.4

Net margin on natural gas sales	$253.5	$245.6
Transportation revenues	$35.0	$33.5
Other revenues	$7.4	$8.9

Volumes (Bcf)
Natural gas sales
Residential	65.7	61.0
Commercial and industrial	19.3	18.0
Wholesale and public authority	1.1	0.9
Total sales volumes delivered	86.1	79.8
Transportation	65.6	64.9
Total volumes delivered	151.7	144.8

Average number of customers (in thousands)
Residential	2,027	2,016
Commercial and industrial	162	162
Wholesale and public authority	3	3
Transportation	12	12
Total customers	2,204	2,193

Heating Degree Days
Actual degree days	5,831	5,262
Normal degree days	5,309	5,311
Percent colder (warmer) than normal weather	9.8%	(0.9)%

Statistics by State
Oklahoma
Average number of customers (in thousands)	889	883
Actual degree days	2,077	1,870
Normal degree days	1,775	1,775
Percent colder (warmer) than normal weather	17.0%	5.4%

Kansas
Average number of customers (in thousands)	647	647
Actual degree days	2,751	2,489
Normal degree days	2,528	2,528
Percent colder (warmer) than normal weather	8.8%	(1.5)%

Texas
Average number of customers (in thousands)	668	663
Actual degree days	1,003	903
Normal degree days	1,006	1,008
Percent colder (warmer) than normal weather	(0.3)%	(10.4)%

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ONE Gas Announces First-quarter 2019 Financial Results
Declares Second-quarter Dividend; Affirms 2019 Financial Guidance

April 29, 2019

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Reconciliation of total revenues to net margin (non-GAAP)

	Three Months Ended
	March 31,
(Unaudited)	2019	2018
	(Thousands of dollars)
Total revenues	$661,000	$638,464
Cost of natural gas	365,076	350,419
Net margin	$295,924	$288,045